UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2006

GMH COMMUNITIES TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Campus Boulevard

Newtown Square, Pennsylvania 19073

(Address of principal executive offices)

(610) 355-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

                On May 15, 2006, GMH Communities Trust (the “Company”) issued a press release (the “Press Release”) announcing a further delay in the filing of its Annual Report on Form 10-K for the year ended December 31, 2005, as well as the Company’s expectation that it will restate previously reported financial results for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005.  The Company previously determined on March 31, 2006 that it anticipated the restatement of certain prior fiscal periods, and indicated such in a press release dated as of the same date. Management and the Company’s Audit Committee have discussed these matters relating to the restatements with the Company’s independent registered public accounting firm, Ernst & Young LLP. The Company is in the process of finalizing these adjustments and will provide additional details regarding the adjustments in its Annual Report on Form 10-K when filed with the Securities and Exchange Commission.  As reported in the Company’s press release on March 31, 2006, the restatements are due primarily to adjustments relating to the expensing of certain student housing property-related expenditures previously capitalized as well as the timing of recognition of revenues and expenses previously reported. The adjustments identified to date do not negatively affect the Company’s cash balances, cash receipts from rental revenues relating to student housing properties, or cash receipts from fees and other income relating to the Company’s investments in military housing projects. The Company will include a summary of the adjustments for each of the restated quarterly periods in its Form 10-K, and plans to file amendments to the Quarterly Reports on Form 10-Q for each period after filing the Form 10-K.  Final restated results may deviate from the current estimates presented above based on the pending audit of the Company’s 2005 financial statements.

Item 5.02.                  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                On May 8, 2006, J. Patrick O’Grady accepted an offer from the Company to serve as its Executive Vice President and Chief Financial Officer. Mr. O’Grady is expected to commence employment with the Company on July 1, 2006. The Company is in the process of negotiating an employment agreement with Mr. O’Grady. Mr. O’Grady is currently a partner with KPMG LLP, where he has served in that capacity since 2002. Prior to that time, Mr. O’Grady was employed by Arthur Andersen LLP, where he was a partner from 1997 through 2002.  He has been a certified public accountant since 1985, and has extensive experience in public accounting, having served multiple publicly-traded REITs.  Mr. O’Grady is 45 years old and received his Bachelor of Science in Accounting, magna cum laude, from LaSalle University in 1982.

Item 7.01                     Regulation FD Disclosure.

                A copy of the Press Release announcing the events described in Items 4.02 and 5.02 of this Current Report on Form 8-K, and related matters, is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Item 9.01.                  Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

                                                                                                None.

(b)          Pro Forma Financial Information.

                                                                                                None.

(c)           Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 15, 2006 for GMH Communities Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2006

GMH COMMUNITIES TRUST

	By:	/s/ Joseph M. Macchione
	Name:	Joseph M. Macchione
	Title:	Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Document Name

99.1	Press Release dated May 15, 2006 for GMH Communities Trust.